Union Planters reports third quarter net earnings of $.67 per diluted share
  Nonperforming assets down 29.8 percent compared to the third quarter last year
  Efficiency ratio remains strong at 52.61 percent
  Return on average assets of 1.55 percent and return on average common equity of 16.62 percent
  Continued net interest margin pressure as short-term rates remain at historically low levels

MEMPHIS, Tenn. - (October 16, 2003) Union Planters Corporation (NYSE: UPC) today reported third quarter earnings of $132.2 million, or $.67 per diluted share, level with both last quarter and the same quarter last year. These financial results produced a return on average common equity of 16.62 percent and a return on average assets of 1.55 percent, both in the top third of our peer group. This compares to 16.80 percent and 1.66 percent, respectively, for the third quarter last year.

"We are reporting solid earnings during a quarter of almost unprecedented interest rate movements," said Jackson W. Moore, Chairman, President and CEO.

"The third quarter proved to be most challenging as the increase in long-term interest rates significantly reduced mortgage refinancing activity. The related decline in mortgage origination activity combined with margin compression resulting from historically low short-term rates has created a challenging transition of keeping our costs consistent with lower mortgage origination revenue. We continue to position the Company during this transition period to deliver stronger results as the economy and interest rate environment improve.

"We were successful in maintaining our profitability level and continue to make progress on our major strategic goals. Strengthening our balance sheet remains a key focus. Nonperforming assets at the end of this quarter were at their lowest level since the first quarter of 2001, which represented a 30 percent decline from the third quarter last year. While the timing of related charge-offs is uncertain, we expect this longer-term downward trend in nonperforming assets to continue during the next several quarters, consistent with improvement in the economy.

"We sold investment securities during the quarter, primarily to mitigate fluctuations in the value of our mortgage servicing rights, and we deleveraged our balance sheet through the sale of these securities. We were successful in producing double-digit growth in our lower risk home equity product while further reducing period-end exposure to risk in international and indirect lending. Our commercial loan pipeline has shown some increased activity; however, we do not expect significant growth in this portfolio until the economy gains more momentum. Since the third quarter of last year, our sales team has increased money market account balances 20 percent. This increased customer base will provide future growth opportunities through our cross-sell efforts. We continue to review our product lines and branch network and exit those areas that are not consistent with our strategic direction. We have announced the sale of 19 branches since the beginning of September. Our capital continues to be strong and supports an attractive dividend yield as well as our share buyback program.

"We expect that balancing the continued decline in mortgage origination activity with related expenses will continue to be challenging over the next few transitional quarters. However, we are positioned to take advantage of profitable growth as the economy starts to show some consistent improvement."

Balance sheet trends/net interest income

Average core deposits (total deposits less time deposits of $100,000 and over) increased 6.1 percent compared to the same quarter last year from effectively leveraging our efficient business model to attract core deposit growth. The successful "Money Market" and "Free Money" deposit promotions launched during the second and third quarters of this year added new customers and deepened existing relationships. Additionally, average transaction deposits (all interest-bearing and noninterest-bearing DDA balances) increased $438.0 million, or 5.2 percent, since last quarter as a result of the "Free Money" campaign and growth in mortgage escrow balances.

Average home equity loan balances during the quarter increased 44.9 percent compared to the same quarter of last year. Commercial loan volumes remain relatively flat, with continued high refinancing activity tending to offset the effects of new business. Average outstanding loan balances, excluding loans held for resale and the impact of loan sales, declined 4.4 percent compared to the same quarter last year and 1.4 percent compared to the linked quarter.

Net interest income on a fully taxable-equivalent basis was $306.1 million for the third quarter of 2003, compared to $313.5 million last quarter and $330.5 million for the same quarter last year. The prolonged historically low interest rate environment has driven net interest margin compression over the last several quarters. The net interest margin was 3.92 percent, down from 4.01 percent last quarter and from 4.42 percent during the same quarter last year. The key drivers to this reduction in net interest income and the related margin were:

    Repricing of earning assets at lower market rates with increased prepayment activity;
    Soft commercial loan demand driven by the prolonged economic slowdown;
    A reduction in earning assets driven by the disposal of lower-yielding securities in conjunction with interest rate risk management strategies, and;
    Management's continued focus on the risk profile of the loan portfolio. Specifically, period-end international exposure has been reduced to $250.1 million and home equity loans, with high credit scores and loan-to-value ratios of less than 70 percent, have increased to $1.9 billion.

Noninterest income

Noninterest income of $207.7 million for the third quarter of 2003 increased 5.1 percent compared to the same quarter last year and declined from last quarter by $5.9 million, or 2.8 percent. Noninterest income as a percentage of total revenue on a fully taxable-equivalent basis for the third quarter remained strong at 40.4 percent, compared to 40.5 percent and 37.4 percent last quarter and the year ago quarter, respectively. This reflects the Company's emphasis on maintaining balance in its revenue generation capacity under differing economic scenarios.

The rise in long-term interest rates in the third quarter resulted in a higher valuation of our mortgage servicing rights (MSRs) and a corresponding recovery of previously recorded impairment in the amount of $60.0 million. Largely offsetting the increase in value of MSRs were net realized losses on a portfolio of investment securities and interest rate derivatives that was established to mitigate our exposure to the volatility of MSR values.

Revenue from mortgage origination activity remained strong during the quarter; however, origination volume of $4.8 billion for the quarter was down 3.7 percent from the record $5.0 billion in origination volume last quarter. Included in third quarter mortgage banking revenue of $137.8 million were mortgage intangibles amortization of $15.0 million and recovery of previously recorded MSR impairment of $60.0 million. These amounts compare to $42.6 million in mortgage banking revenue, $18.3 million in amortization and $48.7 million in impairment in the second quarter of 2003. Excluding the impact of amortization and impairment, which the Company believes is an important measure of core mortgage operations, mortgage banking revenue was $92.7 million, down $16.8 million, or 15.4 percent. The decline is primarily the result of a decrease in the amount of gains on mortgage loan portfolio sales.

Outside of mortgage, net revenues from professional employment services increased $1.1 million, or 14.6 percent, from last quarter and $1.3 million, or 17.5 percent, from the same quarter last year as a result of both price and volume increases. However, the impact of the Visa settlement during the third quarter drove the reduction in bankcard fees to $9.3 million, compared to $10.6 million and $10.3 million during the previous quarter and the same quarter last year, respectively. Financial services revenue remained relatively flat compared to last quarter and was down $3.1 million compared to the same quarter last year. The decline was driven by reduction in commissions received from insurance and annuity sales, which were somewhat offset by an increase in brokerage activity. Service charges were relatively flat with last year and up $3.2 million, or 5.5 percent, from last quarter due to an increase in the volume of overdraft activity and associated fees.

Efficient business model

The efficiency ratio, excluding the amortization of all intangibles and MSRs, was 52.61 percent for the quarter; up from last quarter's level of 50.79 percent. This increase over the prior quarter represents the timing of volume-related expenses associated with the drop in mortgage origination activity during the second half of the third quarter. As mortgage origination activity declines, there will be a lag in the timing of the reduction of certain mortgage related expenses.

Noninterest expense was $283.4 million in the third quarter up $1.1 million, or .41 percent, from last quarter and $6.1 million, or 2.2 percent, from the same quarter last year.

Favorable asset quality trends

Nonperforming assets declined to $268.2 million, down $38.3 million, or 12.5 percent, from the prior quarter and $113.7 million, or 29.8 percent, from the same quarter last year. Nonperforming assets at September 30, 2003 included $208.2 million in nonperforming loans, $58.9 million in other real estate and $1.1 million in other repossessed assets. This is the lowest level of nonperforming assets reported since the first quarter of 2001 and demonstrates management's strong commitment to improving asset quality. Additionally:

    Nonperforming assets as a percentage of average outstanding loans plus foreclosed property declined to 1.20 percent, a significant improvement from the same quarter last year level of 1.63 percent.
    The allowance for loan losses as a percentage of nonperforming assets at September 30, 2003 improved to 123.8 percent, compared to 93.4 percent for the same quarter last year.

With intense management focus on improving credit quality, nonperforming assets are expected to decline over the longer term, given a stable or improving economy.

The provision for loan losses was $39.0 million this quarter, compared to $46.0 million last quarter and $48.0 million for the same quarter last year. Net charge-offs were $50.8 million, or .90 percent of average loans, this quarter compared to $45.0 million, or .77 percent of average loans, for the same period last year. Included in net charge-offs for the quarter was a $10.0 million charge-off relating to a customer in our factoring business. Second quarter 2003 net charge-offs were $52.1 million, or .92 percent of average loans. The allowance for loan losses was 1.48 percent of average outstanding loans at September 30, 2003.

While the actual timing of charge-offs for which reserves have been established is uncertain, management believes that all inherent loan losses have been identified and adequately provided for in the allowance for loan losses.

Capital position

Total shareholders' equity at September 30, 2003 was $3.2 billion, reflecting a leverage ratio of 7.66 percent and an estimated Tier-1 capital to total risk-weighted assets ratio of 9.96 percent. These ratios compare to 7.75 percent and 9.80 percent, respectively, at June 30, 2003 and 7.74 percent and 9.51 percent, respectively, at September 30, 2002. Current capital ratios facilitate the continued execution of our share repurchase plan under previous authorization.

During the quarter, Union Planters adopted recently issued accounting literature that resulted in the deconsolidation of a subsidiary that had issued approximately $200.0 million in Trust Preferred Securities qualifying as Tier-1 regulatory capital; however, debt to this subsidiary of approximately the same amount is now included in long-term debt in the Union Planters consolidated balance sheet. The Federal Reserve Bank has reached no final conclusion on the continued qualification of Trust Preferred Securities but has indicated that until further notice, they will continue to count as Tier-1 regulatory capital.

Branch rationalization

As part of the ongoing rationalization of our distribution network, we have agreed to sell 19 Union Planters branches located in various cities in Arkansas and Kentucky since September of this year. Pending regulatory approvals, these transactions are expected to close during the fourth quarter of 2003 and the first quarter of 2004. On a combined basis, these branches represent approximately $268.2 million and $546.6 million in loans and deposits, respectively, at September 30, 2003.

About Union Planters

Union Planters Corporation, Memphis, Tennessee, with total assets of over $32 billion, is the largest bank holding company in Tennessee and among the 30 largest bank holding companies in the United States. Union Planters Bank, National Association, the principal banking subsidiary, was founded in 1869 and operates branches in 12 states: Alabama, Arkansas, Florida, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, Tennessee and Texas. Union Planters offers a full range of commercial and consumer financial solutions through a network of 732 banking offices, 946 ATMs and the resources of specialized business units. Trust services include investment management, personal trust services, employee benefit administration and proprietary mutual funds. Investment and insurance services include annuities, brokerage, life insurance, title insurance and debt cancellation on consumer lending products. Union Planters Mortgage provides a full range of mortgage products through Union Planters banking centers and a network of mortgage production offices in 20 states. Capital Factors, Inc., based in Boca Raton, Florida, provides receivable-based commercial financing and related fee-based credit, collection and management information services. Capital Factors has regional offices in Atlanta, Georgia; Charlotte, North Carolina; Dallas, Texas; Los Angeles, California; and New York, New York. Strategic Outsourcing, Inc., based in Charlotte, North Carolina, provides professional employment services such as payroll administration, tax reporting, compliance, workers' compensation, insurance and benefits management. Union Planters Corporation's common stock is traded on the New York Stock Exchange under the symbol UPC and is included in the Standard and Poor's 500 Index, the Standard and Poor's 500 Regional Banks Index, the Standard and Poor's 500 Financials Index, the NYSE Composite Index and the Russell 1000 Index.

Pre-recorded earnings message

To hear a pre-recorded earnings message at 7:30 a.m. EDT beginning October 16, 2003, please visit our Web site at www.unionplanters.com/investor/ or call toll-free within the United States at 800-342-8825 (toll number is 402-220-9674). Copies of slides referenced during the earnings message will be available on the Web site at approximately 7:15 a.m. EDT. The message will be available through October 31, 2003.

This press release contains forward-looking statements relating to management's expectations regarding: expected trends in mortgage activity and related revenue and expense, loan originations, credit quality, charge-offs, nonperforming assets, the overall economy and the impact of branch sales. These statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. Union Planters' actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting business and prospects is contained in Union Planters' filings with the Securities and Exchange Commission, specifically "Risk Factors" in the 2002 Annual Report on Form 10-K and "Cautionary Statement Regarding Forward-Looking Information" in Appendix F of Union Planters' 2003 Proxy Statement Including 2002 Annual Financial Disclosures. Union Planters undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrences of unanticipated events.

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For additional information, visit www.unionplanters.com/investor/ or access Union Planters' current report on Form 8-K dated October 16, 2003, which will be filed with the Securities and Exchange Commission.

Contact for Investors:

Richard Trigger

Senior Vice President

(901) 580-5974

Contact for Media:

Victor Rocha

Vice President

(901) 580-5344

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